Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Carla Kneipp Phone 713.207.6500

For Immediate Release	Page 1 of 6

CENTERPOINT ENERGY REPORTS SECOND QUARTER 2013 EARNINGS

REAFFIRMS FULL YEAR 2013 GUIDANCE

Houston, TX – August 1, 2013 - CenterPoint Energy, Inc. (NYSE: CNP) today reported a net loss of $100 million, or $0.23 per diluted share, for the second quarter of 2013. Second quarter results included two unusual items related to the formation of the midstream partnership: (i) a $225 million, non-cash deferred tax charge and (ii) $10 million of partnership formation expenses. Excluding these items, the second quarter net income would have been $131 million, or $0.30 per diluted share. This compares to net income of $126 million, or $0.29 per diluted share, for the same period of 2012.

“The most significant accomplishment this quarter was the closing of our midstream partnership with OGE Energy, Enable Midstream Partners,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our financial results for the quarter include a number of one-time charges associated with its formation. While it will take some time to realize the full potential of this new venture we remain very excited about the future of this business. Our other businesses continue to show the benefits of our balanced portfolio with our gas distribution utilities reporting a strong quarter largely offsetting the impact of milder weather on our electric utility. Operational performance continues to be very good across all of our businesses.”

For the six months ended June 30, 2013, net income was $47 million, or $0.11 per diluted share. Excluding the two unusual items noted above, net income would have been $279 million, or $0.65 per diluted share. This compares to net income of $273 million, or $0.64 per diluted share, for the same period of 2012.

Operating income for the second quarter and for the six months ended June 30, 2013, was $223 million and $555 million, respectively. CenterPoint Energy’s second quarter 2013 operating income reflects only the month of April’s results for the Interstate Pipeline and Field Services segments. Following the May 1, 2013, formation of Enable Midstream Partners, CenterPoint Energy reports its investment in midstream operations as equity income thus is not reflected in operating income. As a result, CenterPoint Energy’s operating income for the second quarter and the six months ended June 30, 2013, is not comparable to prior results.

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Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $165 million for the second quarter of 2013, consisting of $131 million from the regulated electric transmission & distribution utility operations (TDU) and $34 million related to securitization bonds. Operating income for the second quarter of 2012 was $191 million, consisting of $153 million from the TDU and $38 million related to securitization bonds.

Economic activity around the Houston area remains robust, however second quarter operating income for the TDU declined due to milder weather. Customer growth, which continued at an annual rate of 2 percent, and higher net transmission revenues, offset increased depreciation and taxes, lower right of way revenues, and higher expenses.

Operating income for the six months ended June 30, 2013, was $249 million, consisting of $180 million from the TDU and $69 million related to securitization bonds. Operating income for the same period of 2012 was $298 million, consisting of $223 million from the TDU and $75 million related to securitization bonds.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $25 million for the second quarter of 2013, compared to $9 million for the same period of 2012. Operating income benefited from colder weather as compared to last year, rate changes, and increased economic activity across our footprint, partially offset by an increase in depreciation and property taxes. Operating income also benefited from continued control of operation and maintenance expenses.

Operating income for the six months ended June 30, 2013, was $164 million, compared to $130 million for the same period of 2012.

Competitive Natural Gas Sales and Services

The competitive natural gas sales and services segment reported operating income of $3 million for the second quarter of 2013, compared to an operating loss of $4 million for the same period of 2012. Excluding the adjustments from mark-to-market accounting for derivatives associated with forward natural gas transactions used to lock in economic margin, the business performance was consistent with the prior year. Operating income for the six months ended June 30, 2013, was $10 million, compared to an operating loss of $3 million for the same period of 2012.

Other Operations

The other operations segment reported an operating loss of $10 million for the second quarter of 2013, compared to operating income of $3 million for the same period of 2012. The decline is related to the expenses associated with the formation of Enable Midstream Partners as well as higher property taxes.

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Interstate Pipelines/ Field Services

For the month of April, prior to the formation of Enable Midstream Partners, the interstate pipelines segment reported operating income of $20 million and equity earnings of $2 million from its 50 percent interest in the Southeast Supply Header (SESH) and the field services segment reported operating income of $20 million.

Midstream Investments

As previously announced, the formation of Enable Midstream Partners closed on May 1, 2013. The partnership consists of OGE’s midstream business, Enogex LLC, and CenterPoint Energy’s interstate pipelines and field services businesses, other than a 25.05 percent interest in SESH retained by the company. Following the formation of Enable Midstream Partners, CenterPoint Energy reports equity earnings from its interest in the partnership and equity earnings from its retained interest in SESH under a new midstream investments reporting segment. In May and June, CenterPoint Energy reported equity income of $33 million from its interest in Enable Midstream Partners and equity income of $2 million from its retained interest in SESH. The performance of the partnership was in line with management’s expectations given low natural gas liquids prices and low seasonal and geographic price differentials.

Dividend Declaration

On July 25, 2013, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2075 per share of common stock payable on September 10, 2013, to shareholders of record as of the close of business on August 16, 2013.

Guidance Reaffirmed for 2013

Excluding the effects of the two unusual items recorded in the second quarter related to the formation of Enable Midstream Partners as noted above, CenterPoint Energy reaffirmed its estimate for 2013 earnings on a guidance basis in the range of $1.17 to $1.25 per diluted share. Earnings guidance is being provided in the form of a range to reflect economic and operational variables associated with the company’s various business segments and ownership interest in Enable Midstream Partners and takes into consideration performance to date. Significant variables include the impact to earnings of commodity prices, volume throughput, ancillary services, weather, regulatory proceedings, effective tax rates and financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, any impact to earnings from the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business.

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Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed its Form 10-Q with the Securities and Exchange Commission (SEC) for the period ended June 30, 2013. A copy is available on the company’s website, under the Investors section. Company SEC filings and other documents relating to its corporate governance can also be found on the website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, August 1, 2013, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2013 annual earnings guidance

	Quarter Ended June 30, 2013		Year To Date June 30, 2013
	Net Income (in millions)	EPS	Net Income (in millions)	EPS
As reported	$(100)	$(0.23)	$47	$0.11
Deferred Tax Charge(1)	225	0.52	225	0.52
Midstream Partnership Formation Costs, after-tax	6	0.01	7	0.02

Excluding Unusual Items(1)	$131	$0.30	$279	$0.65

Timing effects impacting CES (2):
Mark-to-market (gain) losses	(4)	(0.01)	(1)	0.00

ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	(19)	(0.04)	(67)	(0.16)
Indexed debt securities	18	0.04	51	0.12

Per the basis used in providing 2013 annual earnings guidance	$126	$0.29	$262	$0.61

(1)	Associated with formation of the Midstream Partnership
(2)	Competitive natural gas sales and services segment
(3)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and competitive natural gas sales and services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 58.3 percent limited partner interest in Enable Midstream Partners it jointly controls with OGE Energy Corp. with operations in major natural gas and liquids-rich producing areas of Oklahoma, Texas, Arkansas and Louisiana. With more than 8,700 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2013 and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of its midstream partnership with OGE Energy Corp. and affiliates of ArcLight Capital Partners, LLC (Enable Midstream Partners)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials; (8) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (9) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (10) the impact of unplanned facility outages; (11) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (12) changes in interest rates or rates of inflation; (13) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (14) actions by credit rating agencies; (15) effectiveness of CenterPoint Energy’s risk management activities; (16) inability of various counterparties to meet their obligations; (17) non-payment for services due to financial distress of CenterPoint Energy’s customers; (18) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (19) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (21) CenterPoint Energy’s ability to control costs; (22) the investment performance of pension and postretirement benefit plans; (23) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (24) acquisition and merger activities involving CenterPoint Energy or its competitors; (25) future economic conditions in regional and national markets and their effects on sales, prices and costs; (26) the performance of the Midstream Partnership, the amount of cash distributions CenterPoint Energy receives from the Midstream Partnership, and the value of its interest in the Midstream Partnership, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to the Midstream Partnership with those contributed by OGE and ArcLight; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of the Midstream Partnership’s business plan; (C) competitive conditions in the midstream industry, and actions taken by the Midstream Partnership’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by the Midstream Partnership; (D) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by the Midstream Partnership, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on the Midstream Partnership’s interstate pipelines; (E) the demand for natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital ; and (H) the availability and prices of raw materials for current and future construction projects; and (27) other factors discussed in CenterPoint Energy’s Form 10-K for the period ended December 31, 2012, as well as in CenterPoint Energy’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, and June 30, 2013, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Revenues:
Electric Transmission & Distribution	$676	$656	$1,207	$1,188
Natural Gas Distribution	366	529	1,220	1,580
Competitive Natural Gas Sales and Services	308	628	833	1,225
Interstate Pipelines	125	54	252	186
Field Services	104	55	209	196
Other Operations	3	3	6	6
Eliminations	(57)	(31)	(118)	(99)

Total	1,525	1,894	3,609	4,282

Expenses:
Natural gas	409	852	1,378	2,076
Natural gas - affiliates	—	28	—	28
Operation and maintenance	451	446	906	930
Depreciation and amortization	275	253	499	493
Taxes other than income taxes	88	92	186	200

Total	1,223	1,671	2,969	3,727

Operating Income	302	223	640	555

Other Income (Expense) :
Gain on marketable securities	13	30	59	104
Loss on indexed debt securities	9	(27)	(24)	(78)
Interest and other finance charges	(104)	(85)	(214)	(183)
Interest on transition and system restoration bonds	(38)	(34)	(75)	(69)
Equity in earnings of unconsolidated affiliates	8	37	17	42
Other - net	10	—	16	6

Total	(102)	(79)	(221)	(178)

Income Before Income Taxes	200	144	419	377

Income Tax Expense	74	244	146	330

Net Income (Loss)	$126	$(100)	$273	$47

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Basic Earnings (Loss) Per Common Share	$0.29	$(0.23)	$0.64	$0.11

Diluted Earnings (Loss) Per Common Share	$0.29	$(0.23)	$0.64	$0.11

Dividends Declared per Common Share	$0.2025	$0.2075	$0.405	$0.415

Weighted Average Common Shares Outstanding (000):
- Basic	427,349	428,571	426,924	428,268
- Diluted	429,629	430,554	429,200	430,246

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$153	$131	$223	$180
Transition and System Restoration Bond Companies	38	34	75	69

Total Electric Transmission & Distribution	191	165	298	249
Natural Gas Distribution	9	25	130	164
Competitive Natural Gas Sales and Services	(4)	3	(3)	10
Interstate Pipelines	52	20	112	72
Field Services	51	20	98	73
Other Operations	3	(10)	5	(13)

Total	$302	$223	$640	$555

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended		% Diff	Six Months Ended		% Diff
	June 30,			June 30,
	2012	2013	Fav/(Unfav)	2012	2013	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$514	$513	—	$929	$934	1%
Transition and system restoration bond companies	162	143	(12%)	278	254	(9%)

Total	676	656	(3%)	1,207	1,188	(2%)

Expenses:
Operation and maintenance	232	246	(6%)	452	484	(7%)
Depreciation and amortization	75	79	(5%)	148	158	(7%)
Taxes other than income taxes	54	57	(6%)	106	112	(6%)
Transition and system restoration bond companies	124	109	12%	203	185	9%

Total	485	491	(1%)	909	939	(3%)

Operating Income	$191	$165	(14%)	$298	$249	(16%)

Operating Income:
Electric transmission and distribution operations	$153	$131	(14%)	$223	$180	(19%)
Transition and system restoration bond companies	38	34	(11%)	75	69	(8%)

Total Segment Operating Income	$191	$165	(14%)	$298	$249	(16%)

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	7,917,194	7,233,064	(9%)	12,442,488	11,790,963	(5%)
Total	20,987,702	20,773,110	(1%)	37,531,711	37,134,121	(1%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	114%	92%	(22%)	125%	92%	(33%)
Heating degree days	0%	343%	343%	54%	92%	38%

Number of metered customers - end of period:
Residential	1,926,459	1,964,338	2%	1,926,459	1,964,338	2%
Total	2,180,731	2,224,036	2%	2,180,731	2,224,036	2%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2012	2013	Fav/(Unfav)	2012	2013	Fav/(Unfav)
Results of Operations:
Revenues	$366	$529	45%	$1,220	$1,580	30%

Expenses:
Natural gas	136	268	(97%)	629	924	(47%)
Operation and maintenance	156	160	(3%)	319	330	(3%)
Depreciation and amortization	43	46	(7%)	86	91	(6%)
Taxes other than income taxes	22	30	(36%)	56	71	(27%)

Total	357	504	(41%)	1,090	1,416	(30%)

Operating Income	$9	$25	178%	$130	$164	26%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	16	25	56%	78	105	35%
Commercial and Industrial	52	56	8%	126	142	13%

Total Throughput	68	81	19%	204	247	21%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	69%	164%	95%	69%	108%	39%

Number of customers - end of period:
Residential	3,020,913	3,051,621	1%	3,020,913	3,051,621	1%
Commercial and Industrial	243,262	244,215	—	243,262	244,215	—

Total	3,264,175	3,295,836	1%	3,264,175	3,295,836	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2012	2013	Fav/(Unfav)	2012	2013	Fav/(Unfav)
Results of Operations:
Revenues	$308	$628	104%	$833	$1,225	47%

Expenses:
Natural gas	300	612	(104%)	811	1,190	(47%)
Operation and maintenance	10	11	(10%)	22	22	—
Depreciation and amortization	1	1	—	2	2	—
Taxes other than income taxes	1	1	—	1	1	—

Total	312	625	(100%)	836	1,215	(45%)

Operating Income (Loss)	$(4)	$3	175%	$(3)	$10	433%

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	127	137	8%	288	299	4%

Number of customers - end of period	15,567	17,190	10%	15,567	17,190	10%

	Interstate Pipelines
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2012	2013 (1)	Fav/(Unfav)	2012	2013 (2)	Fav/(Unfav)
Results of Operations:
Revenues	$125	$54	(57%)	$252	$186	(26%)

Expenses:
Natural gas	14	15	(7%)	21	35	(67%)
Operation and maintenance	36	13	64%	74	51	31%
Depreciation and amortization	14	5	64%	28	20	29%
Taxes other than income taxes	9	1	89%	17	8	53%

Total	73	34	53%	140	114	19%

Operating Income	$52	$20	(62%)	$112	$72	(36%)

Equity in Earnings of Unconsolidated Affiliates	$6	$2	(67%)	$12	$7	(42%)

Pipelines Operating Data:
Throughput data in BCF
Transportation	346	117	(66%)	724	482	(33%)

(1)	Represents April 2013 results only.
(2)	Represents January-April 2013 results only.

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Field Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff Fav/(Unfav)	June 30,		% Diff Fav/(Unfav)
	2012	2013 (1)		2012	2013 (2)
Results of Operations:
Revenues	$104	$55	(47%)	$209	$196	(6%)

Expenses:
Natural gas	15	16	(7%)	33	54	(64%)
Operation and maintenance	26	13	50%	53	45	15%
Depreciation and amortization	11	5	55%	22	20	9%
Taxes other than income taxes	1	1	—	3	4	(33%)

Total	53	35	34%	111	123	(11%)

Operating Income	$51	$20	(61%)	$98	$73	(26%)

Equity in Earnings of Unconsolidated Affiliates	$2	$—	(100%)	$5	$—	(100%)

Field Services Operating Data:
Throughput data in BCF
Gathering	233	62	(73%)	470	252	(46%)

(1)	Represents April 2013 results only.
(2)	Represents January-April 2013 results only.

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff Fav/(Unfav)	June 30,		% Diff Fav/(Unfav)
	2012	2013		2012	2013
Results of Operations:
Revenues	$3	$3	—	$6	$6	—
Expenses	—	13	—	1	19	(1,800%)

Operating Income (Loss)	$3	$(10)	(433%)	$5	$(13)	(360%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Capital Expenditures by Segment
Electric Transmission & Distribution	$134	$182	$270	$325
Natural Gas Distribution	90	120	156	186
Competitive Natural Gas Sales and Services	2	2	3	3
Interstate Pipelines	25	9	45	29
Field Services	12	7	25	16
Other Operations	7	8	13	19

Total	$270	$328	$512	$578

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$7	$13	$14
Capitalization of Interest Cost	(3)	(2)	(4)	(4)
Transition and System Restoration Bond Interest Expense	38	34	75	69
Other Interest Expense	101	80	205	173

Total Interest Expense	$142	$119	$289	$252

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	June 30,
	2012	2013
ASSETS
Current Assets:
Cash and cash equivalents	$646	$497
Other current assets	2,228	1,983

Total current assets	2,874	2,480

Property, Plant and Equipment, net	13,597	9,184

Other Assets:
Goodwill	1,468	840
Regulatory assets	4,324	4,112
Investment in unconsolidated affiliates	405	4,485
Other non-current assets	203	557

Total other assets	6,400	9,994

Total Assets	$22,871	$21,658

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$38	$37
Current portion of transition and system restoration bonds long-term debt	447	417
Current portion of indexed debt	138	139
Current portion of other long-term debt	815	92
Other current liabilities	2,137	1,990

Total current liabilities	3,575	2,675

Other Liabilities:
Accumulated deferred income taxes, net	4,153	4,408
Regulatory liabilities	1,093	1,130
Other non-current liabilities	1,392	1,335

Total other liabilities	6,638	6,873

Long-term Debt:
Transition and system restoration bonds	3,400	3,210
Other	4,957	4,709

Total long-term debt	8,357	7,919

Shareholders’ Equity	4,301	4,191

Total Liabilities and Shareholders’ Equity	$22,871	$21,658

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30,
	2012	2013
Cash Flows from Operating Activities:
Net income	$273	$47
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	514	509
Deferred income taxes	128	257
Changes in net regulatory assets	55	56
Changes in other assets and liabilities	(53)	(84)
Other, net	10	5

Net Cash Provided by Operating Activities	927	790

Net Cash Used in Investing Activities	(657)	(625)

Net Cash Provided by (Used in) Financing Activities	633	(314)

Net Increase (Decrease) in Cash and Cash Equivalents	903	(149)

Cash and Cash Equivalents at Beginning of Period	220	646

Cash and Cash Equivalents at End of Period	$1,123	$497

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.